UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 28, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On August 28, 2006, Pizza Inn, Inc., (the “Company”) entered into agreements with The SYGMA Network, Inc. (“SYGMA”) and The Institutional Jobbers Company (“IJ”) to provide warehousing and delivery of food and restaurant supplies to the Company’s system of franchised and Company-operated Pizza Inn® restaurants. Pursuant to the distribution service agreements, under which services will begin on November 1, 2006, (i) SYGMA, a subsidiary of SYSCO Corporation, will distribute to Pizza Inn restaurants in Arkansas, Florida, Missouri, New Mexico, Oklahoma, South Dakota and Texas, and (ii) IJ will distribute to Pizza Inn restaurants in Alabama, Georgia, Illinois, Indiana, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Virginia.
     On August 28, 2006, SYGMA and the Company also entered into a 35-month lease agreement at market rates for SYGMA’s lease of the Company’s 102,000 square foot warehouse and distribution facility in The Colony, Texas commencing on November 1, 2006. SYGMA and the Company have also entered into a one-month access agreement providing SYGMA with access to the facility commencing on October 1, 2006. During the term of the lease SYGMA will provide its services for the Company from that facility. In connection with its use of the facility, SYGMA has agreed to purchase or assume leases for certain of the Company’s assets used in connection with the operation of the facility and the performance of distribution services, including certain refrigerated trailers currently operating as a part of the distribution fleet of the Company’s operating division, Norco Restaurant Services Company (“Norco”). IJ has indicated that it may elect to purchase or assume leases for certain other refrigerated trailers.
     Until November 1, 2006, the Company expects to continue to perform distribution services to its restaurants through Norco from The Colony, Texas warehouse. Beginning on November 1, 2006, Norco is expected to continue to provide services for the Company’s restaurants by performing certain purchasing, quality assurance, research and development, order acceptance and management, inventory control, customer service, logistics support, and billing functions. The Company expects to continue to own the significant majority of the inventory warehoused and distributed by IJ and SYGMA, and franchisees are expected to continue to purchase such products from Norco. In addition, the Company expects to continue to receive orders for delivery from franchisees and to perform all billing and collecting for amounts due from franchisees for all products purchased from Norco and delivered by IJ or SYGMA.
Item 7.01 Regulation FD Disclosure.
     Pizza Inn, Inc. elects to disclose the information in the press release furnished as Exhibit 99.1 to this report and incorporated herein by reference through Form 8-K pursuant to Regulation FD.
Item 9.01 Financial Statements and Exhibits.
           (c)      Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 28, 2006 (furnished herewith and incorporated herein by reference)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: August 28, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer